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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statements on Form S-8 (Registration No. 33-84340 and Registration
No. 33-47891 and Registration No. 333-85182) of MFB Corp. of our report dated November 17, 2004 which is incorporated by reference in this Annual Report on Form 10-K of MFB Corp. for the year ended September 30,
 2004.



                                                  Crowe Chizek and Company LLC

South Bend, Indiana
December 14, 2004